UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

Sparta Commercial Services, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	0-9483	30-0298178
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 Lexington Avenue, Suite 1806
New York, NY 10017
(Address of principal executive offices)

Registrant’s telephone number: (212) 239-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the Registrant under and of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01   Other Events

On December 21, 2015, the United States District Court, Southern District of New York, issued its decision and order denying the motion of DZ Bank AG for summary judgment granting its counterclaim for attorney’s fees. The Court stated that unless either party raises other matters before January 15, 2016, the clerk will enter judgment dismissing the complaint, with costs and disbursements according to law.

Sparta welcomes this decision dismissing DZ Bank’s claim and is reviewing its options to appeal or settle with regard to Sparta’s claim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2015

SPARTA COMMERCIAL SERVICES, INC.

By:   /s/ A. L. Havens
Name: Anthony L. Havens
Title: Chief Executive Officer